                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      American Superconductor Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                      AMERICAN SUPERCONDUCTOR CORPORATION
                              Two Technology Drive
                        Westborough, Massachusetts 01581

                  Notice of Annual Meeting of Stockholders to
                       be Held on Thursday, July 29, 1999

   The Annual Meeting of Stockholders of American Superconductor Corporation (the "Company") will be held at the offices of the Company, Two Technology Drive, Westborough, Massachusetts 01581 on Thursday, July 29, 1999 at 9:00 a.m., local time, to consider and act upon the following matters:

  1. To elect directors for the ensuing year.

  2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on June 16, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,

                                          /s/ Stanley D. Piekos
                                          Stanley D. Piekos, Secretary

Westborough, Massachusetts
June 25, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                      AMERICAN SUPERCONDUCTOR CORPORATION
                              Two Technology Drive
                        Westborough, Massachusetts 01581

             Proxy Statement for the Annual Meeting of Stockholders
                     to be Held on Thursday, July 29, 1999

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Superconductor Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, July 29, 1999 (the "Annual Meeting") and at any adjournment of the Annual Meeting. All executed proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

   On June 16, 1999, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 15,391,147 shares of Common Stock of the Company (constituting all of the voting stock of the Company). Holders of Common Stock are entitled to one vote per share.

   The Company's Annual Report for the fiscal year ended March 31, 1999 ("fiscal 1999") is being mailed to stockholders, along with these proxy materials, on or about June 25, 1999.

   The text of the Company's Annual Report on Form 10-K for the year ended March 31, 1999 as filed with the Securities and Exchange Commission, is included without exhibits in the Company's Annual Report.

Votes Required

   The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

   The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors, and the affirmative vote of a majority of the shares of Common Stock voting on the matter is required to ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current year.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of directors and the ratification of the election of PricewaterhouseCoopers LLP.

Beneficial Ownership of Common Stock

   The following table sets forth the beneficial ownership of the Company's Common Stock as of April 30, 1999 by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each director or nominee for director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below (the "Senior Executives"), and (iv) by all directors and executive officers as a group as of April 30, 1999:

                                                  Number of
                                                    Shares       Percentage of
                                                 Beneficially     Common Stock
                Beneficial Owner                   Owned(1)      Outstanding(2)
                ----------------                 ------------    --------------
Five Percent Stockholders
EDF Capital Investissement, a subsidiary of
 Electricite de France.........................   1,100,000           7.15%
State of Wisconsin Investment Board............     994,300(3)        6.46%

Directors or Nominees
Gregory J. Yurek...............................     559,562(4)        3.54%
John B. Vander Sande...........................     147,562(5)           *
Peter O. Crisp.................................      82,603(6)           *
Frank Borman...................................      46,500(7)           *
Richard Drouin.................................      42,000(8)           *
Albert J. Baciocco, Jr.........................      20,000(9)           *
Gerard Menjon..................................      18,000(10)          *
Andrew G.C. Sage, II...........................      53,000(11)          *

Other Senior Executives
Alexis P. Malozemoff...........................     232,950(12)       1.50%
Gero G. Papst..................................     139,500(13)          *
Roland E. Lefebvre.............................      87,000(14)          *
Stanley D. Piekos..............................      50,000(15)          *
All directors and current executive officers as
 a group as of April 30, 1999 (14 persons).....   1,382,577(16)       8.47%

--------
*  Less than 1%.

(1) The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the Securities and Exchange Commission, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after April 30, 1999, and any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options.

(2) To calculate the percentage of outstanding shares of Common Stock held by each stockholder or group, the number of shares deemed outstanding includes 15,379,818 shares outstanding as of April 30, 1999, plus any shares subject to outstanding stock options currently exercisable or exercisable within 60 days after April 30, 1999 held by the stockholder or group in question.

(3) Information is derived from a Schedule 13G filed with the Securities and Exchange Commission by the State of Wisconsin Investment Board on February 2, 1999.

(4) Includes 10,662 shares held by Dr. Yurek's wife and children, 412,000 shares subject to outstanding stock options and 25,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

(5)  Includes 51,000 shares subject to outstanding stock options.

(6) Includes (i) 3,000 shares held by Mr. Crisp's wife and (ii) 51,000 shares subject to outstanding stock options. Mr. Crisp disclaims beneficial ownership of the shares held by his wife.

(7)  Includes 43,500 shares subject to outstanding stock options.

(8)  Includes 33,000 shares subject to outstanding stock options.

(9)  Includes 18,000 shares subject to outstanding stock options.

(10) Includes 18,000 shares subject to outstanding stock options. Does not include any shares beneficially owned by EDF Capital Investissement, a subsidiary of Electricite de France, of which Mr. Menjon is an executive officer.

(11) Comprised of 35,000 shares owned by a limited partnership of which Mr. Sage is the general partner and 18,000 shares subject to outstanding stock options.

(12) Includes 4,500 shares held in two trusts of which Dr. Malozemoff is the co-trustee, 173,200 shares subject to outstanding stock options and 5,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

(13) Includes 132,500 shares subject to outstanding stock options and 5,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

(14) Includes 77,000 shares subject to outstanding stock options and 10,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

(15) Includes 25,000 shares subject to outstanding stock options and 10,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

(16) Includes 944,100 shares subject to outstanding stock options and 54,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

                             ELECTION OF DIRECTORS

   The persons named in the enclosed proxy will vote to elect as directors the eight nominees named below, all of whom are presently directors of the Company, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each director will be elected to hold office until the next annual meeting of stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

Nominees

   Set forth below, for each nominee, are his name and age, his positions with the Company, his principal occupation and business experience during the past five years, the name of other public companies of which he serves as a director and the year of the commencement of his term as a director of the Company:

   Gregory J. Yurek, age 52, co-founded the Company in 1987 and has been President since March 1989, Chief Executive Officer since December 1989 and Chairman of the Board since October 1991. Dr. Yurek also served as Vice President and Chief Technical Officer from August 1988 until March 1989 and as Chief Operating Officer from March 1989 until December 1989. Prior to joining the Company, Dr. Yurek was a Professor of Materials Science and Engineering at MIT for 13 years. Dr. Yurek has been a director of the Company since 1987.

   Albert J. Baciocco, Jr., age 68, has been President of The Baciocco Group, Inc., a technical and management consulting practice offering services in strategic planning, technology investment and implementation since 1987, when he retired as a Vice Admiral from the U.S. Navy after 34 years of service, principally within the nuclear submarine force and directing the Department of the Navy research and technology development enterprise. Admiral Baciocco is a director of Honeywell, Inc. He is a Trustee of the South Carolina Research Authority, a member of the Naval Studies Board of the National Research Council, and serves on several boards and committees of government, industry and academe. Admiral Baciocco has been a director of the Company since April 1997.

   Frank Borman, age 71, has been Chairman of the Board of Directors of DBT Online Inc., an on-line provider of integrated database servers and related reports, since August 1996, and President of Patlex Corporation ("Patlex"), a company engaged in enforcing and exploiting laser-related patents, since 1988. He also served as Chief Executive Officer and a director of Patlex from September 1995 until August 1996, as Chairman and Chief Executive Officer of Patlex from 1988 to December 1992, and as Chairman of AutoFinance Group, Inc. ("AFG") from December 1992 to September 1995, during which period Patlex was a subsidiary of AFG. Mr. Borman served as Vice Chairman of the Board of Directors of Texas Air Corporation from 1986 to 1991. From 1969 to 1986, he served in various capacities for Eastern Airlines, including President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Borman served in the United States Air Force from 1950 to 1970. Mr. Borman currently serves as a director of The Home Depot, Inc. and Thermo Instrument Systems and is also a member of the Board of Trustees of the National Geographic Society. Mr. Borman has been a director of the Company since 1992.

   Peter O. Crisp, age 66, has been Vice Chairman of Rockefeller Financial Services, Inc. since December 1997. Previously, he was a General Partner of Venrock Associates, a venture capital firm based in New York, since 1969. Mr. Crisp is also a director of Evans & Sutherland Computer Corporation, Novacare, Inc., Thermedics, Inc., Thermo Electron Corporation, Thermo Power Corporation, ThermoTrex Corporation and United States Trust Corporation. Mr. Crisp has been a director of the Company since 1987.

   Richard Drouin, age 67, has been a partner at McCarthy Tetrault, a law firm based in Montreal, Canada, since December 1995. Mr. Drouin is also Vice Chairman of Morgan Stanley Canada Limited. Mr. Drouin was the Chairman and Chief Executive Officer of Hydro-Quebec, a public electric utility based in Canada, from April 1988 to September 1995. Mr. Drouin is a director of Abitibi Consolidated, CT Financial Services Inc., Provigo Inc., Stelco Inc., TVA Group Inc. and Memotec Communications Inc. Mr. Drouin has been a director of the Company since February 1996.

   Gerard Menjon, age 50, has been Executive Vice President, Head of the Research and Development Division, of Electricite de France, a French public electric utility ("EDF"), since December 1994 and was the Senior Vice President, Business Development, of EDF from February 1992 to November 1994. Mr. Menjon has been a director of the Company since April 1997.

   Andrew G.C. Sage, II, age 73, has been President of Sage Capital Corporation since December 1993 and was the President and Chief Executive Officer of Robertson Ceco Corporation, a metal buildings manufacturing company, from November 1992 to December 1993. From late 1991 to January 1998, Mr. Sage was a member of the Board of Directors and a consultant to Computervision Corporation. In addition, Mr. Sage serves as Chairman of the Board of Robertson Ceco Corporation. Mr. Sage has been a director of the Company since April 1997.

   John B. Vander Sande, age 55, co-founded the Company. He has been a professor at MIT specializing in the microstructure of materials since 1971 and has been Associate Dean and Acting Dean of Engineering at MIT since 1992. Dr. Vander Sande has been a director of the Company since 1990.

Board and Committee Meetings

   The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent auditors and the Board. The Audit Committee met twice during fiscal 1999. The current Audit Committee members are Dr. Vander Sande (Chairman) and Admiral Baciocco.

   The Company has a standing Compensation Committee of the Board of Directors, which makes compensation decisions regarding the officers of the Company, provides recommendations to the Board regarding compensation programs of the Company and administers and authorizes stock option grants under the 1993 Stock Option Plan, the 1994 Director Stock Option Plan, the 1996 Stock Incentive Plan, and the 1997 Director Stock Option Plan. The Compensation Committee met two times during fiscal 1999. The current members of the Compensation Committee are Mr. Crisp (Chairman), Dr. Vander Sande and Mr. Drouin.

   The Board of Directors met four times during fiscal 1999. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served during fiscal 1999.

Directors' Compensation

   Directors of the Company who are not employees of the Company or any subsidiary ("Outside Directors") receive $4,000 per quarter as compensation for their services as directors pursuant to a director compensation plan implemented as of July 1, 1997. In fiscal 1999, each Outside Director received $16,000 under this compensation plan. The Outside Directors may also receive options under the 1997 Director Stock Option Plan (the "1997 Director Plan").

   Pursuant to the 1997 Director Plan, Outside Directors are granted options on the following terms: (i) each Outside Director will be granted an option to purchase 40,000 shares of Common Stock of the Company on the first business day that all options granted to such Outside Director pursuant to another director stock option plan of the Company are vested completely and (ii) each Outside Director of the Company who is initially elected to the Board of Directors after September 5, 1997 shall be granted an option to purchase 40,000 shares of Common Stock upon his or her initial election to the Board of Directors. Each option granted under the 1997 Director Plan has an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the 1997 Director Plan become exercisable in equal annual installments over a four-year period. Notwithstanding such vesting schedule, all outstanding options under the 1997 Director Plan become exercisable in full in the event of an "Acquisition Event" (as defined in the 1997 Director Plan). The term of each option granted under the 1997 Director Plan is ten years, provided that, in general, an option may be exercised only while the director continues to serve as a director of the Company or within 60 days thereafter. In fiscal 1999, Mr. Borman, Mr. Crisp and Mr. Vander Sande were each granted options to purchase 40,000 shares of Common Stock under this plan.

   Mr. Crisp, Mr. Drouin and Mr. Vander Sande each also received $2,000 during fiscal 1999 as compensation for their participation on the Compensation Committee. In May 1998, Mr. Crisp also received a grant of 10,000 shares of Common Stock of the Company in recognition of Mr. Crisp's 10 years of service on the Board of Directors of the Corporation.

Executive Compensation

 Summary Compensation

   The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers for fiscal 1999 (the "Senior Executives").

                           SUMMARY COMPENSATION TABLE

                                      Annual          Long-Term
                                 Compensation(1)     Compensation
                                 ------------------- ------------
                                                        Awards
                                                     ------------
                                                      Number of
                                                        Shares
        Name and          Fiscal                      Underlying   All Other
   Principal Position      Year   Salary      Bonus  Options (2)  Compensation
   ------------------     ------ --------    ------- -----------  ------------
Gregory J. Yurek........   1999  $295,000    $75,000   125,000      $  2,080(3)
President and Chief        1998   295,000        --        --        351,233(4)
 Executive Officer         1997   295,000        --     60,000       208,439(5)

Roland E. Lefebvre......   1999   227,500     34,802    65,000           --
Executive Vice President   1998   185,000     30,000       --            --
 and Chief Operating       1997   161,282(6)  30,000   110,000        50,000(7)
 Officer
Stanley D. Piekos.......   1999   185,000     25,000       --            --
Vice President Corporate
 Development,              1998    18,263(8)     --    125,000           --
Chief Financial Officer
 and Treasurer             1997       --         --        --            --

Alexis P. Malozemoff....   1999   183,000     24,361    16,000           --
Senior Vice President
 and Chief Technical
 Officer                   1998   183,000     22,182       --            --
                           1997   183,000     16,713    10,000           --

Gero G. Papst (9).......   1999   172,380     27,841     5,000        15,514(10)
Managing Director,
 American Superconductor   1998   169,230     19,289       --         15,231(10)
Europe GmbH                1997   193,920     12,550    10,000        12,928(10)

--------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other person benefits constituted less than the lesser of $50,000 or 10% of the total annual salary of the Senior Executive.

(2) The option grants for fiscal 1997 predominantly consist of grants made in March 1997, which were intended to comprise part of the executive officers' overall compensation package for the fiscal year ended March 31, 1998. Although no option grants were made in the fiscal year ended March 31, 1998, options were granted to executive officers in May 1998, which are intended to comprise part of the executive officers' overall compensation package for the fiscal year ending March 31, 1999. Additionally, options were granted in April 1999, which are intended to comprise part of the executive officers' overall compensation package for the fiscal year ending March 31, 2000.

(3) Represents insurance premiums paid by the Company for a term life insurance policy on Dr. Yurek. Dr. Yurek's wife is the beneficiary of this insurance policy.

(4) Represents the forgiveness of $349,368 (consisting of principal and associated interest) loaned by the Company to Dr. Yurek and $1,865 of insurance premiums paid by the Company for a term life insurance policy on Dr. Yurek. Dr. Yurek's wife is the beneficiary of this insurance policy.

(5) Represents the forgiveness of $206,744 (consisting of principal and associated interest) loaned by the Company to Dr. Yurek and $1,695 of insurance premiums paid by the Company for a term life insurance policy on Dr. Yurek. Dr. Yurek's wife is the beneficiary of this insurance policy.

(6) Mr. Lefebvre joined the Company in May 1996 and consequently received compensation only for a portion of the fiscal year ended March 31, 1997.

(7) Represents amount paid by the Company to Mr. Lefebvre for costs related to relocating to the Westborough, Massachusetts area.

(8) Mr. Piekos joined the Company in February 1998 and consequently received compensation only for a portion of the fiscal year ended March 31, 1998.

(9) The Company paid Dr. Papst a salary of 300,000 Deutschemarks in fiscal 1997, 1998 and 1999. The amounts presented in U.S. dollars are calculated based on the average exchange rate of the Deutschemark for the relevant fiscal year.

(10) Represents amounts contributed by the Company to Dr. Papst's pension plan as required by German law and insurance premiums paid by the Company for a life insurance policy on Dr. Papst. Dr. Papst's wife is the beneficiary of this insurance policy.

 Option Grants

   The following table sets forth certain information concerning the stock options granted by the Company during fiscal 1999 to each of the Senior Executives.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

 Individual Grants

                                                                            Potential Realizable Value at
                         Number of   Percent of                                Assumed Annual Rates of
                           Shares   Total Options                             Stock Price Appreciation
                         Underlying  Granted to                                  for Option Term (2)
                          Options   Employees in  Exercise Price Expiration -----------------------------
                          Granted    Fiscal year   Per Share (1)    Date         5%             10%
                         ---------- ------------- -------------- ---------- -----------------------------
Executive Officer
Gregory J. Yurek........  125,000       19.36%       $12.563     5/14/2008       $987,600      $2,502,773
Roland E. Lefebvre......   65,000       10.07%       $12.563     5/14/2008       $513,552      $1,301,442
Stanley D. Piekos (3)...      --          --             --            --             --              --
Alexis P. Malozemoff....   16,000        2.48%       $12.563     5/14/2008       $126,413      $  320,355
Gero G. Papst...........    5,000        0.77%       $12.563     5/14/2008       $ 39,504      $  100,111

--------
(1) The exercise price per share of each option was equal to the fair market value per share of Common Stock on the date of grant. Options become exercisable over a five-year period and generally terminate 60 days following termination of the Senior Executive's employment with the Company or the expiration date, whichever occurs earlier.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercises of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

(3) Mr. Piekos was granted an option exercisable for 125,000 shares of Common Stock in February 1998, and consequently did not participate in the option grants made to executives in May 1998.

 Option Exercises and Holdings

   The following table sets forth certain information concerning each exercise of a stock option during fiscal 1999 by the Senior Executives and the number and value of unexercised options held by each of the Senior Executives on March 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                  Number of Shares of
                          Number                Common Stock Underlying  Value of Unexercised in-
                         of Shares              Unexercised Options at     the-Money Options at
                         Acquired                   Fiscal Year-End         Fiscal Year-End(2)
                            on        Value    ------------------------- -------------------------
Name                     Exercise  Realized(1) Exercisable/Unexercisable Exercisable/Unexercisable
----                     --------- ----------- ------------------------- -------------------------
Gregory J. Yurek........  32,500    $341,700        357,000/223,000             $203,373/$0
Roland E. Lefebvre......     --          --          44,000/131,000                $0/$0
Stanley D. Piekos.......     --          --          25,000/100,000                $0/$0
Alexis P. Malozemoff....  24,750    $156,488         150,500/53,500             $36,812/$0
Gero G. Papst...........     --          --          128,500/24,000                $0/$0

--------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.
(2) Based on the fair market value of the Common Stock on March 31, 1999 ($9.125 per share), less the option exercise price, multiplied by the number of shares underlying the options.

Employment Agreements with Senior Executives

   Dr. Yurek and Dr. Malozemoff are each party to an employment agreement with the Company. The term of each agreement commenced on December 4, 1991 and continues until terminated as follows: by the employee, at any time on or after December 4, 1992, upon at least 90 days prior notice; by the Company for cause (as defined in the employment agreement); by the Company without cause (in which case, for a 12-month period following the date of termination, the employee shall continue to receive his salary and other benefits and his stock options shall continue to vest); or as a result of the death or disability of the employee (in which case his stock options shall become immediately exercisable for the number of additional shares as to which it would have become exercisable if his employment had continued for an additional 12 months). Under the terms of each employment agreement, the employee agrees that, among other things, he will not engage in a business competitive with that of the Company until one year after the later of the termination of his employment with the Company or the expiration of the one-year period during which his compensation and benefits continue in the event of an employment termination without cause. The Company has the right to extend the period for which these restrictions remain in effect for an additional one-year period by continuing the employee's salary and benefits for this additional period.

   Dr. Papst is a party to an employment agreement with American Superconductor Europe GmbH, a wholly owned subsidiary of the Company ("ASC Europe"). The term of the agreement commenced on January 1, 1993 and continues until terminated as follows: by either party upon at least 12 months' notice; by ASC Europe if Dr. Papst is dismissed from his position as Managing Director of ASC Europe as a result of German corporate law; or by either party for cause (as defined in the employment agreement). Under the terms of the employment agreement, Dr. Papst agrees that he will not engage in a business competitive with that of the Company or ASC Europe until two years after the termination of the employment agreement.

Certain Business Relationships

   The Company has adopted a Code of Business Conduct which, among other things, prohibits its officers and employees from having any significant interest in an enterprise with whom the Company has material business dealings or engaging in any business or financial activity that may conflict with that of the Company.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

   This report addresses the compensation policies of the Company applicable to its officers during fiscal 1999. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of three non-employee directors. The Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer. In fiscal 1999, the Board of Directors did not modify in any material way or reject any action or recommendation of the Committee with respect to executive officer compensation.

   The objectives of the Committee in determining executive compensation are
(i) to recognize and reward exceptional performance by the Company's executives, (ii) to provide incentive for high levels of current and future performance, and (iii) to align the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee believes that an executive compensation program that achieves these objectives will not only properly motivate and compensate the Company's current officers, including the Chief Executive Officer, but will enable the Company to attract other officers that may be needed by the Company in the future.

   The executive compensation program is implemented through three principal elements--base salary, an annual incentive plan based on individual contributions to corporate success and stock option grants.

   In establishing the salary of officers, including the Chief Executive Officer, the Committee considers the individual performance of the officer, the performance of the Company as a whole, the nature of the individual's responsibilities, historic salary levels of the individual, and the median level of cash compensation paid to officers in comparable positions at other companies whose business and/or financial position is similar to that of the Company. For purposes of this comparison, the Committee considers the executive compensation of a range of public technology-oriented companies whose business, stage of development, financial position and/or recent financial performance are similar to that of the Company, as well as the companies included in the Peer Index in the Stock Performance Graph. The Committee has determined that the salaries paid to the Company's officers, including the Chief Executive Officer, are appropriately positioned relative to the median cash compensation levels for executives with comparable responsibilities in similar firms and the contributions of the individuals to the success of the firm.

   Beginning in 1996, the Committee implemented an annual incentive compensation plan for all officers, including the Chief Executive Officer. Awards under the plan reflect individual contributions to the achievement of predetermined Company objectives, including financial objectives, product development objectives, and marketing and business development objectives. At this stage of the Company's development, the Committee believes it is appropriate for officers to have a portion of their annual cash compensation dependent upon performance in that year, and the Committee may consider increasing the "at risk" portion of executive compensation over time. Bonuses were awarded for fiscal 1999 performance because the Company achieved or took substantial steps toward the achievement of key corporate objectives including participation in the winning of contracts to install the first HTS power transmission cable and the first HTS transformer in U.S. electric utility networks with partners Pirelli and ABB, respectively, obtaining the first order for a SMES unit in Europe, and shipping that unit within the fiscal year, closing two new SMES distributorships with electric utilities, creating and launching D-SMES, a new product line for SMES, manufacturing and delivering a world record 7.25 Tesla electromagnet to the U.S. Navy, securing a license to Lucent's portfolio of patents on HTS materials, processing and applications, creating significant advances in research and manufacturing scale up for HTS wire thereby strengthening the company's position as a global leader in HTS technology, and delivering the HTS coils for what is planned to be the world's first 1,000 horsepower HTS motor.

   The Committee uses stock options as a significant element of the compensation package of the officers, including the Chief Executive Officer, because they provide an incentive to executives to maximize stockholder value, because they reward the officers only to the extent that stockholders also benefit, and because the vesting of the options (the options generally become exercisable in installments over a five-year period) serves as a means of retaining these officers. In granting stock options to certain officers, the Committee considers a number of factors including the performance of the officer, the responsibilities of the officer, the officer's current stock or option holdings, and the median levels of long term incentives paid to officers with comparable responsibilities in similar companies, including the companies included in the Company's Peer Index in the Stock Performance Graph. It has been the practice of the Committee to fix the exercise price of options granted at 100% of the fair market value of the Common Stock on the date of grant.

   The Board of Directors recognizes that it is essential for officers of the Company to establish and maintain an ownership position in the Company. In order to ensure that this expectation is met, the Board of Directors has established guidelines relating to stock ownership and disposition for all officers under which an officer is strongly encouraged to establish and maintain ownership of shares in an amount directly proportional to the number of shares exercised. The Committee considers each officer's compliance with these guidelines in the establishment of ongoing option grants. All officers, including the Chief Executive Officer, are in compliance with this policy.

   In evaluating corporate and individual performance for the purposes of determining salary levels, awarding bonuses and granting stock options, the Committee considers the progress and success of the Company with respect to matters such as product development, strategic alliances, and enhancement of the Company's patent and licensing position, as well as changes in scope of responsibility for specific individuals.

   The Committee also takes into account, to the extent it believes appropriate, the limitations on the deductibility of executive compensation imposed by Section 162(m) of the Internal Revenue Code in determining compensation levels and practices.

                                          COMPENSATION COMMITTEE

                                          Peter O. Crisp
                                          John B. Vander Sande
                                          Richard Drouin

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on the Common Stock of the Company from March 31, 1994 to March 31, 1999 (the end of fiscal 1999) with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and
(ii) an index of five companies in a line of business similar to the Company's (the "Peer Index"). The Peer Index is comprised of Biomagnetic Technologies, Inc., Intermagnetic General Corporation, Superconductor Technologies, Inc., Conductus, Inc. and Illinois Superconductor Corporation. The Company believes these five companies are the only companies whose business is similar to that of the Company and whose stock has been publicly traded for at least one year. This graph assumes the investment of $100.00 on March 31, 1994 in the Company's Common Stock, the Nasdaq Index and the Peer Index, and assumes any dividends are reinvested. Measurement points are March 31, 1995, March 31, 1996, March 31, 1997, March 31, 1998 and March 31, 1999 (the Company's last five fiscal year ends).

                             [GRAPH APPEARS HERE]


                                            March March March March March March
                                            1994  1995  1996  1997  1998  1999
                                            ----- ----- ----- ----- ----- -----
American Superconductor Corporation........ $100  $ 85  $ 60  $ 36  $ 60  $ 39
Peer Index................................. $100  $ 89  $158  $ 93  $ 74  $ 50
Nasdaq Index............................... $100  $111  $151  $168  $254  $342

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. PricewaterhouseCoopers LLP or its predecessor company, Coopers & Lybrand LLP, has served as the Company's independent auditors since the Company's inception. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

   Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Westborough, Massachusetts not later than February 18, 2000 for inclusion in the proxy statement for that meeting.

   Stockholders who wish to make a proposal at the 2000 Annual Meeting--other than one that will be included in the Company's proxy materials--should notify the Company no later than April 16, 2000. If a stockholder who wishes to present a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

Section 16 Beneficial Ownership Reporting Compliance

   The Company is not aware of a failure by its officers, directors and holders of 10% of the Company's Common Stock to comply in a timely manner during fiscal 1999 with Section 16(a) filing requirements.

                                          By Order of the Board of Directors,

                                          /s/ Stanley D. Piekos
                                          -----------------------------------
                                          Stanley D. Piekos,
                                          Secretary
June 25, 1999

   THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

PROXY                                                                      PROXY

                      AMERICAN SUPERCONDUCTOR CORPORATION

     Proxy for the Annual Meeting of Stockholders to be held July 29, 1999

  This Proxy is Solicited on Behalf of the Board of Directors of the Company

  The undersigned, revoking all prior proxies, hereby appoint(s) Gregory J. Yurek, Stanley D. Piekos and Patrick J. Rondeau, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of American Superconductor Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, Two Technology Drive, Westborough, Massachusetts 01581 on Thursday, July 29, 1999, at 9:00 a.m., local time, and at any adjournment thereof (the "Meeting").

                (Continued, and to be signed, on reverse side)

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------


A [X] Please mark your
      votes as in this
      example.

                       FOR               WITHHOLD
                  all nominees           AUTHORITY
                   (except as         to vote for all
                  marked below)          nominees

1. To elect the        [  ]                [  ]
   eight (8)
   directors
   listed at right for the ensuing year.

For all nominees except the following
nominee(s):


-----------------------------

Nominees: Gregory J. Yurek
          Albert J. Baciocco, Jr.
          Frank Borman
          Peter O. Crisp
          Richard Drouin
          Gerard Menjon
          Andrew G.C. Sage, II
          John B. Vander Sande

                                   FOR   AGAINST   ABSTAIN
2. To ratify the selection of      [  ]    [  ]      [  ]
   PricewaterhouseCoopers LLP
   as the Company's independent
   public accountants for the
   current fiscal year.

   In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.




Signature
         ------------------------------------------

Signature                                           Dated:           , 1999
         ------------------------------------------       -----------
                    IF HELD JOINTLY


NOTE: Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.